Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers, who are the Chief Executive Officer and Chief Financial Officer of CIRCOR International, Inc. (the “Company”), each hereby certifies to the best of his knowledge, that the Company’s annual report on Form 10-K to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ A. WILLIAM HIGGINS	/S/ FREDERIC M. BURDITT
A. William Higgins Chairman and Chief Executive Officer February 24, 2011	Frederic M. Burditt Vice President, Chief Financial Officer and Treasurer February 24, 2011

A signed original of this written statement required by Section 906 has been provided to CIRCOR International, Inc. and will be retained by CIRCOR International, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.